Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares of Cango Inc., and further agree that this agreement be included as an exhibit to such joint filing.

Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 11, 2025.

Galactic Gain Limited

By:	/s/ Masciline Chinongoza
Name:	Masciline Chinongoza
Title:	Director

Boyu Capital Fund III, L.P.
By:	Boyu Capital General Partner III, L.P.
By:	Boyu Capital General Partner III, Ltd.

By:	/s/ Masciline Chinongoza
Name:	Masciline Chinongoza
Title:	Director

Boyu Capital General Partner III, L.P.
By:	Boyu Capital General Partner III, Ltd.

By:	/s/ Masciline Chinongoza
Name:	Masciline Chinongoza
Title:	Director

Boyu Capital General Partner III, Ltd.

By:	/s/ Masciline Chinongoza
Name:	Masciline Chinongoza
Title:	Director

Boyu Capital Group Holdings Ltd.

By:	/s/ Masciline Chinongoza
Name:	Masciline Chinongoza
Title:	Director

XYXY Holdings Ltd.

By:	/s/ Masciline Chinongoza
Name:	Masciline Chinongoza
Title:	Director

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 11, 2025.

Boyu Group, LLC

By:	/s/ Xiaomeng Tong
Name:	Xiaomeng Tong
Title:	Manager

Xiaomeng Tong

Signature:	/s/ Xiaomeng Tong